                                                                    EXHIBIT 99.1

[A&P LOGO]                                                                 NEWS


The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645

                                               INVESTOR CONTACT: William J. Moss
                                                       Vice President, Treasurer
                                                                  (201) 571-4019


                                              PRESS CONTACT: Richard P. De Santa
                                               Vice President, Corporate Affairs
                                                                  (201) 571-4495

            THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES FINANCIAL RESULTS FOR 2004 FOURTH QUARTER AND FULL YEAR,
                    PLANS FOR MAJOR STRATEGIC RESTRUCTURING

              - IMPROVED FOURTH-QUARTER AND FULL-YEAR PERFORMANCE
                REFLECTS CONTINUED PROGRESS OF U.S. OPERATIONS -

          - COMPANY TO EXPLORE STRATEGIC ALTERNATIVES TO UNLOCK VALUE
   OF A&P CANADA, PLAN DIVESTITURE OF MIDWEST OPERATIONS, PURSUE SYSTEM-WIDE
                                COST REDUCTIONS
                                       --
                   - WILL FOCUS ON ITS CORE OPERATIONS IN THE
                   CONNECTICUT TO WASHINGTON, D.C. CORRIDOR -

  - STRATEGIC, OPERATIONAL AND FINANCIAL STEPS "WILL POSITION THE NEW A&P FOR SUSTAINABLE PROFITABILITY, LONG-TERM GROWTH AND SUCCESS,"
           SAYS CHAIRMAN AND CHIEF EXECUTIVE OFFICER CHRISTIAN HAUB -


MONTVALE, NJ - May 10, 2005 - The Great Atlantic & Pacific Tea Company, Inc. ("A&P" or the "Company") (NYSE: GAP) today announced its financial results for the fiscal 2004 fourth-quarter and full year ended February 26, 2005. The Company also announced plans for a major strategic restructuring including the contemplated sale of A&P Canada, the divestiture of its Midwest operations, and a strategic, operational and financial repositioning of the Company around its core operations in the broad corridor from Connecticut to Washington, D.C.

Christian Haub, Chairman of the Board and Chief Executive Officer, said: "The strong performance of A&P Canada, the continued progress of our U.S. operations, and our rigorous management of expenses and liquidity companywide all contributed to improved results and greater financial stability in our fourth quarter and full year. We also acted to accelerate our progress in the U.S. with a previously announced management reorganization aimed at sharpening our merchandising and operational execution while improving our cost structure."

Commenting on the Company's planned restructuring and repositioning, Mr. Haub said: "The strategic, operational and financial steps we are taking are aimed at unlocking the value of our Canadian operations and building the value of A&P for the benefit of all of the Company's shareholders. They will enable us to de-leverage and strengthen our balance sheet, focus greater attention and resources on our core U.S. operations, and pursue the implementation of our fresh and discount retail formats. These initiatives will position the new A&P to achieve sustainable profitability, long-term growth and success, and increased shareholder value."

Sales for the 12 week fourth quarter of fiscal 2004 ended February 26, 2005 were $2.56 billion, compared to $2.72 billion for the 13 week fourth quarter of fiscal 2003. Comparable-store sales were flat versus one year ago. The loss for the 2004 fourth quarter was $0.15 per share, compared with a loss of $1.56 per share in the prior year.

As previously announced on May 6, 2005 on Form 8K, the Company completed a review of its historical lease accounting to determine if its historic lease accounting was in accordance with generally accepted accounting principles. As a result of this review, the Company changed its accounting for leases in the fourth quarter of fiscal 2004 and restated its historical financial statements for prior periods, primarily to correct its accounting for landlord allowances. Although this change did not have a material effect on net loss, it did result in an increase in interest expense with a corresponding reduction in rent expense with a related increase in EBITDA. Fourth quarter interest expense for fiscal 2004 and fiscal 2003 includes $6 million and $5 million, respectively, relating to this change. For the full year, interest expense related to this change includes $25 million and $21 million for fiscal years 2004 and 2003, respectively.

Results from continuing operations for the fourth quarter of the current year, as shown on Schedule 1, were a loss of $5 million or $.14 per share compared to a loss of $63 million or $1.63 for the fourth quarter of last year. EBITDA for the quarter totaled $76 million compared to $14 million for the comparable period last year. The current quarter's results include charges totaling $9 million related to certain items that the Company believes are of a non-operating nature, including $8 million of costs primarily associated with the recently announced restructuring program and $1 million of costs associated with the previously announced Canadian litigation. Last year's results include costs of $39 million related to the restructuring program. Excluding these non-operating items, EBITDA for the quarter was $85 million as compared to $53 million for the same period last year.

Sales for the 52 weeks of Fiscal 2004 totaled $10.85 billion versus $10.90 billion for the 53 week period in fiscal year 2003. Comparable store sales for company-operated stores increased 0.1%. The net loss per share was $4.88 for 2004, which includes a loss of $0.11 per share from discontinued operations. This compares to a loss of $4.08 for 2003, which includes earnings of $1.67 per share from discontinued operations less a $.21 per share charge related to the cumulative effect of the change in accounting related to franchisees, FIN 46R. EBITDA for Fiscal 2004 totaled $195 million compared to $132 million for Fiscal 2003. Excluding non-operating items, EBITDA for fiscal years 2004 and 2003 was $275 million and $226 million, respectively.

Commenting on the results, Mr. Haub said, "Our significant improvement in the fourth quarter was produced by the sales and profit growth of A&P Canada, driven by our "Fresh Obsessed" food marketing initiatives and the disciplined execution of our discount Food Basics operations; stronger sales and significant bottom line improvement in the U.S., set in motion by our reorganization of the U.S. business implemented last November, and our continued emphasis on cost management throughout the organization.

"All of those factors contributed to our Company's best quarterly performance in almost three years, and successfully concluded a year of solid progress toward our goal of sustainable profitability," Mr. Haub said.

Strategic Restructuring

A&P's Board of Directors has authorized management to pursue a major strategic restructuring under which the Company will focus on growth in its core Northeast U.S. markets, and devote a significantly greater portion of its operational and financial resources to its operations in those markets.

Specifically, the Company is pursuing the following initiatives:

         o        exploring strategic transactions to unlock the value of A&P
                  Canada;

         o planning the divestiture of its Farmer Jack and Food Basics operations and support facilities in Michigan and Ohio;

         o continuing the rollout of its fresh and discount retail formats throughout its core Northeast markets and seeking additional locations for development, and

         o pursuing initiatives to improve labor productivity, and produce additional, significant reductions in operating, supply chain and administrative costs.

Mr. Haub said: "Our longstanding success in Ontario, combined with current conditions in the Canadian retail marketplace, present us with a unique opportunity to realize the substantial value of A&P Canada at this time. The proceeds of any such transaction could dramatically improve our balance sheet and liquidity, and provide a solid financial footing from which to achieve and sustain improved profitability and accelerated growth in the United States.

"Although our Midwest U.S. operations are also improving and have significant profit and growth potential, our decision to focus investment and attention elsewhere may result in a lesser allocation of resources than required to realize their full potential; hence the decision to divest our operations in that region.

"The Board's authorization to explore strategic alternatives for our Canadian business and to divest our Midwest operations--based on a comprehensive review of our business with the assistance of outside financial advisors--was not easy. Similarly, the operating changes we are pursuing will involve significant and difficult decisions. We believe, however, that making these changes will help us achieve our overarching objective: building the long-term value of A&P for our customers, employees and business partners and, in turn, for all A&P shareholders," Mr. Haub said.

The New A&P

The new A&P to be formed by implementation of the Company's strategic plans will be strategically, operationally and financially strong. It will include:

         o 250 stores in the Metropolitan New York area, with the fresh formats expanding under the A&P, Waldbaum's and The Food Emporium banners; and discount operations growing under the Food Basics name, and

         o 75 stores in the Mid-Atlantic region, with fresh stores developed under the SuperFresh banner and discount operations as Food Basics, in the greater Philadelphia and Baltimore markets.

The Company will continue to operate 28 stores in the New Orleans market under the Sav-A-Center banner. While not part of the core business designated for expansion, these operations remain a well-managed part of the Company's business, with a solid number-two position in its market and improving results.

The Company's strong and improving Metro New York and Mid-Atlantic operations will comprise the core business designated for ongoing development and expansion. In fiscal 2004, those banner operations achieved positive comparable store sales despite difficult competitive conditions, maintaining strong market shares while improving operating profitability.

With prime locations, successful fresh store development currently under way, and discount units contributing positive sales growth, the new A&P has excellent growth potential. This will be facilitated by the de-leveraging of the Company's balance sheet resulting from the contemplated transactions, and supported going forward by initiatives to further reduce costs throughout the Company.

"Over the past two years, the Company has taken major steps to improve its results and financial position, restructure its U.S. organization and operations, and create attractive retail formats for the future. I am confident that the successful execution of the strategies we have announced, combined with additional operating efficiencies we are pursuing, will drive our return to sustainable profitability in the latter part of fiscal 2006.

"On behalf of the entire Board of Directors and management team, I want to thank our loyal associates throughout the Company for their continued dedication and hard work in fiscal 2004 and beyond, and my appreciation to our customers, suppliers and investors for their continuing support." Mr. Haub concluded.

The Company emphasized that there can be no assurance that the contemplated steps described above will result in any transaction or in the associated strategic, operational and financial benefits.

                                     * * *

Founded in 1859, A&P, one of the nation's first supermarket chains, is today among North America's largest. The Company operates 650 stores in 10 states, the District of Columbia and Ontario, Canada under the following trade names: A&P, Waldbaum's, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Sav-A-Center, Dominion, The Barn Markets, Food Basics and Ultra Food & Drug.

The Company invites investors and other interested parties to listen to a live audio Webcast to be held at 8:00 AM Eastern Time today, at which members of the Company's senior management team will discuss the Company's fourth-quarter and year-end financial results and its plans to pursue a strategic restructuring and repositioning of its business. The Webcast may be accessed through a link on the "Investor Relations" page of the Company's Website, www.aptea.com. Listeners who cannot participate in the live broadcast will be able to hear a recorded replay of the broadcast beginning today at 11:00 AM Eastern Time and available until June 7, 2005.


Effective March 28, 2003, the Securities and Exchange Commission ("SEC") adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measure "EBITDA" to evaluate the Company's liquidity and it is among the primary measures used by management for planning and forecasting of future periods. EBITDA is defined as earnings before interest, taxes, depreciation, amortization, minority interest, discontinued operations and cumulative effect of change in accounting principle. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company's management and makes it easier to compare the Company's results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. EBITDA is reconciled to Net Cash provided by Operating Activities on Schedule 1 of this release.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS ABOUT THE FUTURE PERFORMANCE OF THE COMPANY, WHICH ARE BASED ON MANAGEMENT'S ASSUMPTIONS AND BELIEFS IN LIGHT OF THE INFORMATION CURRENTLY AVAILABLE TO IT. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS INCLUDING, BUT NOT LIMITED TO:
COMPETITIVE PRACTICES AND PRICING IN THE FOOD INDUSTRY GENERALLY AND PARTICULARLY IN THE COMPANY'S PRINCIPAL MARKETS; THE COMPANY'S RELATIONSHIPS WITH ITS EMPLOYEES AND THE TERMS OF FUTURE COLLECTIVE BARGAINING AGREEMENTS; THE COSTS AND OTHER EFFECTS OF LEGAL AND ADMINISTRATIVE CASES AND PROCEEDINGS; THE NATURE AND EXTENT OF CONTINUED CONSOLIDATION IN THE FOOD INDUSTRY; CHANGES IN THE FINANCIAL MARKETS WHICH MAY AFFECT THE COMPANY'S COST OF CAPITAL AND THE ABILITY OF THE COMPANY TO ACCESS CAPITAL; SUPPLY OR QUALITY CONTROL PROBLEMS WITH THE COMPANY'S VENDORS; AND CHANGES IN ECONOMIC CONDITIONS WHICH AFFECT THE BUYING PATTERNS OF THE COMPANY'S CUSTOMERS.

                                     # # #

Investor Contact:
William J. Moss
Vice President, Treasurer
(201) 571-4019

Press Contact:
Richard P. De Santa
Vice President, Corporate Affairs
(201) 571-4495

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
   SCHEDULE 1 - GAAP EARNINGS FOR THE 12 AND 52 WEEKS ENDED FEBRUARY 26, 2005
                AND THE 13 AND 53 WEEKS ENDED FEBRUARY 28, 2004
                                  (UNAUDITED)
              (IN THOUSANDS, EXCEPT SHARE AMOUNTS AND STORE DATA)

                                                                            12 Weeks Ended      13 Weeks Ended      52 Weeks Ended
                                                                           -----------------   -----------------   -----------------
                                                                           February 26, 2005   February 28, 2004   February 26, 2005
                                                                           -----------------   -----------------   -----------------
                                                                                                AS RESTATED (3)
Sales                                                                         $  2,560,294        $  2,721,415        $ 10,854,911
Cost of merchandise sold                                                        (1,831,201)         (1,952,486)         (7,813,771)
                                                                              ------------        ------------        ------------
Gross margin                                                                       729,093             768,929           3,041,140
Store operating, general and administrative expense (1)                           (715,832)           (814,739)         (3,114,062)
                                                                              ------------        ------------        ------------
Income (loss) from operations                                                       13,261             (45,810)            (72,922)
Interest expense                                                                   (27,107)            (25,823)           (114,107)
Interest income                                                                        682                 848               2,776
Minority interest in earnings of consolidated franchisees                             (325)               (109)                772
                                                                              ------------        ------------        ------------
Loss from continuing operations before income taxes                                (13,489)            (70,894)           (183,481)
Benefit from (provision for) income taxes                                            8,240               8,214                (528)
                                                                              ------------        ------------        ------------
Loss from continuing operations                                                     (5,249)            (62,680)           (184,009)
Discontinued operations:  (2)
Loss from operations of discontinued businesses, net of tax                           (458)             (1,639)             (1,387)
Gain (loss) on disposal of discontinued operations, net of tax                        --                 4,379              (2,702)
                                                                              ------------        ------------        ------------
(Loss) income from discontinued operations                                            (458)              2,740              (4,089)
                                                                              ------------        ------------        ------------
Loss before cumulative effect of change in accounting principle                     (5,707)            (59,940)           (188,098)
                                                                              ------------        ------------        ------------
Cumulative effect of change in accounting principle - FIN46R, net of tax              --                  --                  --
                                                                              ------------        ------------        ------------
Net loss                                                                      $     (5,707)       $    (59,940)       $   (188,098)
                                                                              ============        ============        ============

Net (loss) income per share - basic and diluted:
Continuing operations                                                         $      (0.14)       $      (1.63)       $      (4.77)
Discontinued operations                                                              (0.01)               0.07               (0.11)
Cumulative effect of change in accounting principle - FIN46R                          --                  --                  --
                                                                              ------------        ------------        ------------
Net loss per share - basic and diluted                                        $      (0.15)       $      (1.56)       $      (4.88)
                                                                              ============        ============        ============


Weighted average common shares outstanding - basic                              38,651,664          38,517,552          38,558,598
                                                                              ============        ============        ============
Weighted average common shares outstanding - diluted                            38,651,664          38,517,552          38,558,598
                                                                              ============        ============        ============


Gross margin rate                                                                    28.48%              28.25%              28.02%
Store operating, general and administrative expense rate                             27.96%              29.94%              28.69%


Depreciation and amortization                                                 $     62,422        $     59,809        $    268,105
                                                                              ============        ============        ============


Reconciliation of GAAP cash flow measure to EBITDA:
Net cash provided by operating activities                                     $    125,566        $     (1,356)       $    114,458
Net interest expense                                                                26,425              24,975             111,331
Deferred income taxes                                                                1,801                (941)              1,370
Long lived asset / goodwill impairment charge                                            0                   0             (34,688)
Working capital changes
           Accounts receivable                                                      10,304              19,248             (29,223)
           Inventories                                                             (85,723)            (76,065)             12,614
           Prepaid expenses and other current assets                               (20,385)             13,959               6,024
           Accounts payable                                                         33,094              66,294             (46,295)
           Accrued salaries, wages, benefits and taxes                               4,913                 305              24,170
           Other accruals                                                            8,286             (14,509)             34,121
Other assets                                                                        (1,638)             14,597              19,041
Other non-current liabilities                                                      (48,744)             27,837             (41,902)
Other, net                                                                          21,784             (60,345)             24,162
                                                                              ------------        ------------        ------------
     EBITDA                                                                   $     75,683        $     13,999        $    195,183
                                                                              ============        ============        ============


Number of stores operated at end of quarter                                            647                 633                 647
                                                                              ============        ============        ============

Number of franchised stores served at end of quarter                                    42                  63                  42
                                                                              ============        ============        ============


                                                                            53 Weeks Ended
                                                                           -----------------
                                                                           February 28, 2004
                                                                           -----------------
                                                                            AS RESTATED (3)
Sales                                                                        $ 10,899,308
Cost of merchandise sold                                                       (7,827,211)
                                                                             ------------
Gross margin                                                                    3,072,097
Store operating, general and administrative expense (1)                        (3,214,938)
                                                                             ------------
Income (loss) from operations                                                    (142,841)
Interest expense                                                                 (103,098)
Interest income                                                                     2,282
Minority interest in earnings of consolidated franchisees                            (142)
                                                                             ------------
Loss from continuing operations before income taxes                              (243,799)
Benefit from (provision for) income taxes                                          30,574
                                                                             ------------
Loss from continuing operations                                                  (213,225)
Discontinued operations:  (2)
Loss from operations of discontinued businesses, net of tax                       (32,703)
Gain (loss) on disposal of discontinued operations, net of tax                     97,026
                                                                             ------------
(Loss) income from discontinued operations                                         64,323
                                                                             ------------
Loss before cumulative effect of change in accounting principle                  (148,902)
                                                                             ------------
Cumulative effect of change in accounting principle - FIN46R, net of tax           (8,047)
                                                                             ------------
Net loss                                                                     $   (156,949)
                                                                             ============

Net (loss) income per share - basic and diluted:
Continuing operations                                                        $      (5.54)
Discontinued operations                                                              1.67
Cumulative effect of change in accounting principle - FIN46R                        (0.21)
                                                                             ------------
Net loss per share - basic and diluted                                       $      (4.08)
                                                                             ============


Weighted average common shares outstanding - basic                             38,516,750
                                                                             ============
Weighted average common shares outstanding - diluted                           38,516,750
                                                                             ============


Gross margin rate                                                                   28.19%
Store operating, general and administrative expense rate                            29.50%


Depreciation and amortization                                                $    274,935
                                                                             ============


Reconciliation of GAAP cash flow measure to EBITDA:
Net cash provided by operating activities                                    $    (16,487)
Net interest expense                                                              100,816
Deferred income taxes                                                              (8,670)
Long lived asset / goodwill impairment charge                                     (60,082)
Working capital changes
           Accounts receivable                                                      3,779
           Inventories                                                            (44,121)
           Prepaid expenses and other current assets                               43,427
           Accounts payable                                                        57,150
           Accrued salaries, wages, benefits and taxes                             (4,958)
           Other accruals                                                         (16,623)
Other assets                                                                        6,347
Other non-current liabilities                                                      51,446
Other, net                                                                         20,070
                                                                             ------------
     EBITDA                                                                  $    132,094
                                                                             ============


Number of stores operated at end of quarter                                           633
                                                                             ============

Number of franchised stores served at end of quarter                                   63
                                                                             ============

(1) During the 52 and 53 weeks ended February 26, 2005, and February 28, 2004, the Company recorded $34.7 million and $60.1 million, respectively, in impairment charges relating to the Midwest's long lived assets and goodwill. These amounts were determined through internal analysis and an external valuation performed by an independent third party appraiser, primarily using the discounted cash flow approach. During the 12 and 53 weeks ended February 28, 2004, the Company also recorded $37.7 million in restructuring charges relating to the closure and conversion of Farmer Jack stores in the Detroit, Michigan and Toledo, Ohio markets.

(2) In February and March 2003, the Company decided to sell its operations located in Northern New England, Madison and Milwaukee, Wisconsin as well as its Eight O'Clock Coffee business. In April 2003, the Company completed the sale of its stores in Northern New England and Madison, Wisconsin, generating proceeds of $137.6 million. In November 2003, the Company completed the sale of its Eight O'Clock Coffee business, generating proceeds of $107.5 million. In addition, during the 53 weeks ended February 28, 2004, the Company sold several of the previously closed Kohl's stores, generating proceeds of $10.4 million.

(3) Prior year results have been restated for (i.) changes in our accounting for leases primarily to correct the Company's accounting for landlord allowances; (ii.) revised Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities -- an interpretation of 'Accounting Research Bulletin No. 51,'" which relates to variable interest entities and, as a result of the adoption of this standard, the Company has now consolidated the financial results of its franchisees in Canada; (iii.) EITF Issue 03-10, "Application of EITF Issue No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor, by Resellers to Sales Incentives Offered to Consumers by Manufacturers," which relates to the accounting for vendor supported promotions that requires a reclassification between sales and cost of goods sold, but has no impact on net loss; and (iv.) a change from LIFO to FIFO accounting for certain inventories so that all inventory accounting in the Company is on a FIFO basis.

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                   SCHEDULE 2 - CONDENSED BALANCE SHEET DATA
                                  (UNAUDITED)
                 (IN MILLIONS, EXCEPT PER SHARE AND STORE DATA)

                                                                                 AS RESTATED
                                                       February 26, 2005      February 28, 2004
                                                       -----------------      -----------------
Cash and short-term investments                             $   258                $   297

Other current assets                                            907                    902
                                                            -------                -------

Total current assets                                          1,165                  1,199

Property-net                                                  1,516                  1,586

Other assets                                                    121                    118
                                                            -------                -------

Total assets                                                $ 2,802                $ 2,903
                                                            =======                =======

Total current liabilities                                   $ 1,078                $ 1,083

Total non-current liabilities                                 1,490                  1,427

Stockholders' equity                                            234                    393
                                                            -------                -------

Total liabilities and stockholders' equity                  $ 2,802                $ 2,903
                                                            =======                =======

Other Statistical Data

Total Debt and Capital Leases                               $   697                $   716
Total Long Term Real Estate Liabilities                     $   328                $   289
Temporary Investments                                          (104)                  (158)
                                                            -------                -------
Net Debt                                                    $   921                $   847

Total Retail Square Footage (in thousands)                   25,583                 24,724

Book Value Per Share                                        $  6.03                $ 10.20

                                                          For the 52             For the 53
                                                          weeks ended            weeks ended
                                                       February 26, 2005      February 28, 2004
                                                       -----------------      -----------------
Capital Expenditures                                        $   216                $   161